  As filed with the Securities and Exchange Commission on November 24, 1998.
================================================================================

                        Registration No. 333-__________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                   ----------------------------------------

                                   FORM S-8
            Registration Statement Under The Securities Act of 1933

                   ----------------------------------------

                           COMPASS BANCSHARES, INC.
              (Exact Name of Issuer as Specified in Its Charter)

       DELAWARE                                          63-0593987
(State of Incorporation)                     (IRS Employer Identification No.)

                             15 South 20th Street
                          Birmingham, Alabama  35233
                   (Address of Principal Executive Offices)

                   ----------------------------------------

                           COMPASS BANCSHARES, INC.
                            MONTHLY INVESTMENT PLAN
                           (Full Title of the Plan)

                           COMPASS BANCSHARES, INC.
             DIRECTORS COMPENSATION AND BUSINESS DEVELOPMENT PLAN
                           (Full Title of the Plan)

                           Jerry W. Powell, Esquire
                                General Counsel
                           Compass Bancshares , Inc.
                Post Office Box 10566, Birmingham, Alabama35296
                    (Name and Address of Agent for Service)

                                (205) 933-3645
         (Telephone Number, including area code, of Agent for Service)

                   ----------------------------------------

                        CALCULATION OF REGISTRATION FEE
================================================================================================
Title of Securities                  Proposed Maximum    Proposed Maximum        Amount
Being Registered       Amount Being   Offering Price        Aggregate              of
                        Registered      Per Share        Offering Price (1)  Registration Fee
================================================================================================
Common Stock
(par value $2.00
per share)              2,050,000 (1)     $39.25(2)        $80,462,500(2)         $22,369
================================================================================================

(1) Represents 1,650,000 additional shares which may be offered pursuant to a duly authorized amendment to the Company's Monthly Investment Plan and 400,000 additional shares which may be offered pursuant to a duly authorized amendment to the Company's Directors Compensation and Business Development Plan. In addition, this Registration Statement also covers an indeterminate number of additional shares of Common Stock which may be offered under said Plans as a result of a stock dividend, stock split or other recapitalization.
(2) Pursuant to Rule 457 (c) and (h) the offering price is estimated solely for the purpose of determining the registration fee and is based on the average of the bid and asked prices of the Common Stock on November 13, 1998.

================================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     This Registration Statement is being filed in order to register an additional 1,650,000 shares of common stock, $2 par value per share ("Company Stock"), of Compass Bancshares, Inc. (the "Company"), which may be offered pursuant to the terms and conditions of the Company's Monthly Investment Plan (the "MIP") and to register an additional 400,000 shares of Company Stock which may be offered pursuant to the terms and conditions of the Company's Directors Compensation and Business Development Plan (the "Director Plan").

     A prospectus meeting the requirements of Part I of Form S-8 and containing the statement required by Item 2 of Form S-8 has been prepared with respect to the MIP and the Director Plan, respectively. Such prospectuses are not included in this Registration Statement but will be delivered to all participants in the MIP and Director Plan, respectively, pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     In accordance with General Instruction E to Form S-8, the following portions of the Registration Statement on Form S-8, file number 33-26884, filed with the Securities and Exchange Commission on February 6, 1989 relating to the MIP (the "Prior Registration Statement") are incorporated by reference into this Registration Statement:

     (i) the statement required by Item 3 of Form S-8 regarding incorporation of documents subsequently filed by the Company, which statement appears at page 14 of the prospectus included in the Prior Registration Statement;

     (ii) the information required by Item 6 of Form S-8, which information appears at page 14 of the prospectus included in the Prior Registration Statement under the heading "Indemnification of Directors and Officers"; and

     (iii) the Undertakings required by Item 9 of Form S-8, which undertakings appear under Part II, B and C of the Prior Registration Statement.

     Also in accordance with General Instruction E to Form S-8, the entire contents of the Registration Statement on Form S-8, file number 33-69810, filed on October 1, 1993 relating to the Director Plan are incorporated by reference into this Registration Statement.

     The only information and documents required in this Registration Statement that are not incorporated herein by reference to the Registration Statements referenced above are included in "Item 8. Exhibits" below.

Item 8.  Exhibits.

        Exhibit                         Description
        -------                         -----------

           4.1                          Compass Bancshares, Inc. Monthly
                                        Investment Plan (as amended)

           4.2 Compass Bancshares, Inc. Directors Compensation and Business Development Plan (as amended)

          23                            Consent of KPMG Peat Marwick LLP

          24.1                          Power of Attorney relating to MIP

          24.2                          Power of Attorney relating to Director
                                        Plan

          24.3                          Certified Resolutions relating to MIP

          24.4                          Certified Resolutions relating to
                                        Director Plan

                                 SIGNATURES
                                 ----------

     Pursuant to the requirements of the Securities Act of 1933, as amended, Compass Bancshares, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on November 24, 1998.



                              COMPASS BANCSHARES, INC.
                                    (Registrant)


                              By:            *
                                 ---------------------------
                                    D. Paul Jones, Jr.
                                    Chairman and Chief Executive
                                    Officer and Treasurer



     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on the 24th day of November, 1998.

       SIGNATURE            TITLE
       ---------            -----

            *             Chairman, Chief Executive Officer (Principal
------------------------    Executive Officer), Treasurer & Director
  (D. Paul Jones, Jr.)


            *             Chief Financial Officer (Principal Financial
-------------------------    Officer)
   (Garrett R. Hegel)


            * Chief Accounting Officer (Principal Accounting ------------------------- Officer)
  (Timothy L. Journy)

                          Director
-------------------------
   (Charles W. Daniel)

            *             Director
-------------------------
  (W. Eugene Davenport)

            *             Director
-------------------------
   (Jack C. Demetree)

            *             Director
-------------------------
 (Marshall Durbin, Jr.)

            *               Director
---------------------------
   (Tranum Fitzpatrick)

            *               Director
---------------------------
(Carl J. Gessler, Jr., M.D.)

            *               Director
---------------------------
      (John S. Stein)

            *               Director
---------------------------
     (Robert J. Wright)

______________

* Daniel B. Graves hereby signs this Registration Statement on Form S-8 on November 24, 1998, on behalf of each of the indicated persons for whom he is attorney-in-fact pursuant to a power of attorney filed herein.


      /s/ Daniel B. Graves
----------------------------------
Daniel B. Graves, Attorney-In-Fact


                                       3